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                                                                    Exhibit 10.4


                               AMENDMENT NUMBER 1
                                       TO
                   1995 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
                                       OF
                           EAGLE USA AIRFREIGHT, INC.


         Eagle USA Airfreight, Inc., the undersigned corporation (the "Company"), adopts the following amendment to its 1995 Nonemployee Director Stock Option Plan (the "Plan"):

         1. The following amendment deletes outdated provisions and deletes provision for adjustment in the number of shares subject to initial and subsequent option grants and alters Paragraph 3 of the Plan to read in full as follows:

         "3. DESIGNATION OF OPTIONEES; AUTOMATIC GRANT OF OPTIONS. Each Nonemployee Director shall be granted Options as described hereunder. Each individual who becomes a Nonemployee Director shall automatically be granted Options to purchase 10,000 Common Shares on the date such person first becomes a Nonemployee Director. Furthermore, each person serving as a Nonemployee Director on the day after the date of the annual general meeting of shareholders of the Company shall automatically be granted Options to purchase an additional 2,500 Common Shares on such date. Notwithstanding the foregoing, this Plan shall terminate and no further Options shall be granted if the number of shares subject to future grant under this Plan is not sufficient to make all automatic grants required to be made pursuant to this Plan on such date of grant."

         2. The following amendment removes a reference to further adjustments in the number of shares subject to future Options and alters Paragraph 10(b) of the Plan to read in full as follows:

         "(b) In the event of any subdivision or consolidation of outstanding Common Shares or declaration of a dividend payable in Common Shares or other stock split, then (i) the number of Common Shares reserved under this Plan, (ii) the number of Common Shares covered by outstanding Options and (iii) the exercise price of such outstanding Options shall be proportionally adjusted to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, consolidation or merger of the Company with another corporation or entity or the adoption by the Company of a plan of exchange affecting the Common Shares or any distribution to holders of Common Shares of securities or property (other than normal cash dividends or dividends payable in Common Shares), the Board shall make such adjustments or other provisions as it may deem equitable, including adjustments to avoid fractional shares, to give proper effect to such event; provided that such adjustments shall only be such as are

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                                                                    Exhibit 10.4


         necessary to maintain the proportionate interest of the Optionees and preserve, without exceeding, the value of the Options."

         3. The effective date of these amendments to the Plan is February 21, 2000, the date of the 2000 annual general meeting of shareholders of the Company.

         4. Without limiting the generality of the foregoing, each individual, who is serving as a Nonemployee Director, as that term is defined in the Plan, on February 22, 2000, the day after the date of the 2000 annual general meeting of Shareholders of the Company, shall automatically be granted options pursuant to the Plan to purchase 2,500 Common Shares, par value $.001 per share, of the Company on such date (and not 7,500 Common Shares).

         5. Except as so amended hereby, the terms and provisions of the Plan remain in full force and effect.

         IN WITNESS WHEREOF, this amendment to the 1995 Nonemployee Director Stock Option Plan of the Company has been executed on February 21, 2000.

                                             EAGLE USA AIRFREIGHT, INC.



                                             By: /s/ James R. Crane
                                                 -------------------------------
                                                     James R. Crane
                                                     Chief Executive Officer and
                                                       Chairman of the Board